AMENDED AND RESTATED LOCKUP AGREEMENT

This AMENDED AND RESTATED LOCKUP AGREEMENT (the "Agreement") is made as of the ____ day of May, 2010, by ______________ ("Holder"), maintaining an address at c/o China Yongxin Pharmaceuticals Inc., 927 Canada Court, City of Industry, CA 91748, Attn: Yongxin Liu, CEO, facsimile: (626) 581-9138, in connection with his ownership of shares of China Yongxin Pharmaceuticals Inc., a Delaware corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.           Background.

a.           Holder is the beneficial owner of the amount of shares of the Common Stock, $0.001 par value, of the Company (“Common Stock”) designated on the signature page hereto.

b.           Holder acknowledges that the Company has entered into on January 22, 2010 (“First Closing”), March 4, 2010 (“Second Closing”) or will enter into at or about the date hereof  (“Third Closing”) subscription agreements (each a “Subscription Agreement”) with subscribers for the Company’s Notes and Warrants (the “Subscribers”).  Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain on behalf of the Subscribers an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement and for so long as any amount is outstanding on the Notes (“Restriction Period”) except as described below.

c.           This Amended and Restated Lockup Agreement amends and restates that Lockup Agreement dated January 22, 2010, and is being entered into pursuant to a certain Modification and Consent Agreement dated May __, 2010 by and among the Company and the Subscribers, in connection with the Third Closing.

2.           Sale Restriction.

a.           Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company.  Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.  The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b.           Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Notices hereunder shall be given in the same manner as set forth in the Subscription Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.

c.           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.           This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.           This Agreement may be signed and delivered by facsimile, electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.

f.           The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g.           The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Subscribers identified in the Subscription Agreement may be enforced by the Subscribers and may not be amended without the consent of the Subscribers (in the manner described in the Subscription Agreement), which may be withheld for any reason.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

Number of Shares of Common Stock Beneficially Owned Represented by ______________ shares of Common Stock and options, warrants and rights to acquire ______________ additional shares of Common Stock

COMPANY:

CHINA YONGXIN PHARMACEUTICALS INC.

By:
Yongxin Liu
Chief Executive Officer